EXHIBIT 99.1


                       ANNUAL SERVICER'S CERTIFICATE
                      First National Bank of Commerce
                           New Orleans, Louisiana

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                    First NBC Credit Card Master Trust
                               Series 1997-1
                    1997 ANNUAL SERVICER'S CERTIFICATE
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The undersigned, a duly authorized representative of First National Bank of
Commerce, as Servicer ("First NBC"), pursuant to the Pooling and Servicing Agreement dated as of August 1, 1997 (as may be amended and supplemented from time to time, the "Agreement"), among First NBC, as Transferor and Servicer, and The First National Bank of Chicago, as Trustee does hereby certify that:

   1 First  NBC  is,  as  of the date hereof, Servicer under the Agreement.
     Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

   2 The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to Trustee.

   3 A review of the activities of Servicer during the fiscal year ended
     December 31, 1997, and of its performance under the Agreement was conducted under my supervision.

   4 Based on such review, Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5.

   5 The following is a description of each default in the performance of Servicer's obligations under the provisions of the Agreement known to me to have been made by Servicer during the fiscal year ended December 31, 1997, which sets forth in detail (i) the nature of each such default, (ii) the action taken by Servicer, if any, to remedy each such default and (iii) the current status of each such default: None.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate the 27th day of February, 1998.

                                               FIRST NATIONAL BANK OF
                                               COMMERCE, Servicer



                                             By   /s/ Anne M. Lacourrege
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                                               Name:   Anne M. Lacourrege
                                               Title:  Servicing Officer